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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                     ---------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                     ---------------------------------------


                                  NANNACO, INC.
             (Exact name of registrant as specified in its charter)


                  Texas                                74-2891747
      (State or other jurisdiction of            (I.R.S. Employer ID. No.)
       incorporation or organization)

                  9739 Cobb Street, #1 San Antonio, Texas 78217
                                 (210) 545-3570
                    (Address of Principal Executive Offices)

                     ---------------------------------------

      AMENDMENT NO. 3 TO CONSULTING SERVICES AGREEMENT BETWEEN BARTHOLOMEW
                    INTERNATIONAL INVESTMENTS LIMITED, INC.
                                AND NANNACO, INC.
                              (Full Title of Plan)

    ENGAGEMENT AGREEMENT BETWEEN NANNACO, INC., AND THE OTTO LAW GROUP, PLLC
                              (Full Title of Plan)

   AMENDMENT NO. 2 TO CONSULTING SERVICES AGREEMENT BETWEEN KENNETH DAVIDSON,
                                AND NANNACO, INC.
                              (Full Title of Plan)

            AMENDMENT NO. 2 TO CONSULTING SERVICES AGREEMENT BETWEEN
                        MARK TRIESCH, AND NANNACO, INC.
                              (Full Title of Plan)

CONSULTING SERVICES AGREEMENT BETWEEN DAEDALUS VENTURES, INC., AND NANNACO, INC.
                              (Full Title of Plan)

    CONSULTING SERVICES AGREEMENT BETWEEN CAPITAL GROUP INTERNATIONAL, LLLP -
                        WESTERN SERIES, AND NANNACO, INC.
                              (Full Title of Plan)

        AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT BETWEEN BAGSWELL
                        CAPITAL, LLC, AND NANNACO, INC.
                              (Full Title of Plan)

   CONSULTING SERVICES AGREEMENT BETWEEN NICOLE VAN COLLER, AND NANNACO, INC.
                              (Full Title of Plan)

     CONSULTING SERVICES AGREEMENT BETWEEN SARATOGA CAPITAL PARTNERS, INC.,
                               AND NANNACO, INC.
                              (Full Title of Plan)

          EMPLOYMENT AGREEMENT BETWEEN STEVE CAREAGA, AND NANNACO, INC.
                              (Full Title of Plan)

                               David M. Otto, Esq.
                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545
      (Name, Address and Telephone Number of Agent for Service of Process)



If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ___


                         CALCULATION OF REGISTRATION FEE

                                                Proposed Maximum           Proposed Maximum
Title of Securities to   Amount to be           Offering Price Per         Aggregate Offering         Amount
be Registered            Registered(1)          Share(2)                   Price(2)                   of Fee(2)
----------------------   -------------          ------------------         ------------------         ---------
Common Stock,
$0.001 par value         65,000,000             $.0105                      $682,500                  $86.47

(1) The engagement agreement (the "Engagement Agreement") between The Otto Law Group, PLLC ("OLG") and NANNACO, Inc., a Texas corporation (the "Company" or the "Registrant"), provides for legal services to be rendered by OLG to the Company on a periodic basis. The Company has chosen to compensate OLG for legal services rendered, in part, by issuing 10,000,000 shares of the Company's common stock to David M. Otto, principal of OLG, pursuant to this Form S-8. The general nature and purpose of the Engagement Agreement is to provide for legal services for the Company and, at the same time, compensate OLG for said legal services. The Engagement Agreement does not provide for a specific term, but remains in effect until terminated by either party. The Engagement Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The consulting services agreements, as amended where applicable (collectively, the "Consulting Agreements") between the Company and (i) Daedauls Ventures, Inc. ("DV") provides for 2,500,000 shares of common stock of the Company to be issued to Seth Elliott, (ii) Bartholomew International Investments Limited, Inc. ("BIIL") provides for an additional 10,000,000 shares of common stock of the Company to be issued to Darla Sapone, (iii) Mark Triesch ("Triesch") provides for an additional 5,000,000 shares of common stock of the Company to be issued to Triesch, (iv) Kenneth Davidson ("Davidson") provides for an additional 15,000,000 shares of common stock of the Company to be issued to Davidson, (iv) Nicole Van Coller ("Van Coller") provides for 10,000,000 shares of common stock of the Company to be issued to Van Coller, (v) Saratoga Capital Partners, Inc. ("SCP") provides for 5,000,000 shares of common stock of the Company to be issued to David Otto, (vi) Capital Group International, LLLP - Western Series ("BCG") provides for 5,000,000 shares of common stock of the Company to be issued to Devin Bosch, and (vii) Bagswell Capital, LLC ("BC") provides for an additional 2,500,000 shares of common stock of the Company to be issued to Daniel Hollis. The general nature and purpose of the Consulting Agreements is to provide for financial, United States Virgin Islands business development, legal, business development and general consulting services for the Company and, at the same time, compensate the Consultants for said consulting services. The term of each of the Consulting Agreements is one (1) year, unless otherwise provided therein. The Consulting Agreements may be renewed only by the mutual written agreement of the parties. The Consulting Agreements may be terminated at any time by the Company or the Consultants by providing written notice to the other party. The Consulting Agreements qualify as Employee Benefit Plans as defined under Rule 405 of Regulation C.

(1) The employment agreement (the "Employment Agreement"), between Steve Careaga ("Careaga") and the Company provides for services to be rendered by Careaga to the Company as C.E.O. The Company has chosen to compensate Careaga for services rendered, in part, by issuing 5,000,000 shares of the Company's common stock, all of which are being registered herein. The general nature and purpose of the Employment Agreement is to provide for executive officer services for the Company and, at the same time, compensate Careaga for said services. The Employment Agreement is has a term of one (1) year. The Employment Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457. On March 15, 2004, the fair market value of the Company's common stock, determined from its closing price on the Over-the-Counter Bulletin Board was $.0105 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $682,500, and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by .0001267.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement: (i) the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended September 30, 2003, (ii) the Company's Quarterly Report on Form 10-QSB and Form 10-QSB, as amended, for the quarter ended December 31, 2003, (iii) Reports on Forms 8-K and Forms 8-K, as amended, filed February 10, 2004, and (iv) the Company's Form SB-2 registration statement, as amended, filed August 21, 2000. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The Otto Law Group, PLLC, who has prepared this Registration Statement and the opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented the Registrant in the past on certain legal matters. Mr. Otto is the beneficial owner of approximately 5,000,000 shares of common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Texas Business Corporation Act expressly authorizes a Texas corporation to indemnify its directors, officers, employees, and agents against claims or liabilities arising out of such persons' conduct in such capacities if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

Additionally, the Articles of Incorporation, as amended ("Articles of Incorporation") and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Texas law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Articles of Incorporation provide for the elimination, to the extent permitted by Texas law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act.

ITEM 8.  EXHIBITS

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Items 4, 5 and 7 are inapplicable and have been omitted.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on this 15th day of March, 2004.

                                                      NANNACO, INC.
                                                  (Name of Registrant)



Date: March 15, 2004                                  By: /s/
                                                          ----------------------
                                                      Steve Careaga
                                                      C.E.O.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


    SIGNATURE                 TITLE                               DATE
    ---------                 -----                               ----

/s/ ____________________
    Steve Careaga             Sole Director, C.E.O.              3/15/04

                                INDEX TO EXHIBITS

Number   Description                                                            Page
------   -----------                                                            ----
4.1      Amendment No. 2 to Consulting Services Agreement between Bartholomew
         International Investments Limited, Inc. and NANNACO, Inc. (3)

4.2      Amendment No. 3 to Consulting Services Agreement between Bartholomew
         International Investments Limited, Inc. and NANNACO, Inc.

4.3 Amendment No. 2 to Consulting Services Agreement between Mark Triesch and NANNACO, Inc. (3)

4.4      Amendment No. 2 to Consulting Services Agreement between Kenneth
         Davidson and NANNACO, Inc.

4.5      Employment Agreement between Steve Careaga and NANNACO, Inc.

4.6      Consulting Services Agreement between Bagswell Capital, LLC and
         NANNACO, Inc.(3)

4.7      Consulting Services Agreement between Nicole Van Coller and NANNACO,
         Inc.

4.8      Consulting Services Agreement between Daedalus Ventures Inc. and
         NANNACO, Inc.

4.9      Consulting Services Agreement between Saratoga Capital Partners, Inc.
         and NANNACO, Inc.

4.10     Engagement Agreement with The Otto Law Group, PLLC(1)

4.11     Consulting Services Agreement between Kenneth Davidson and NANNACO,
         Inc. (2)

4.12     Consulting Services Agreement between Mark Triesch and NANNACO, Inc.(2)

4.13     Consulting Services Agreement between Bartholomew International
         Investments Limited, Inc. and NANNACO, Inc. (1)

4.14     Amendment No. 1 to Consulting Services Agreement between Bagswell
         Capital, LLC and NANNACO, Inc.

4.15     Amendment No. 1 to Consulting Services Agreement between Bartholomew
         International Investments Limited, Inc. and NANNACO, Inc.(2)

4.16     Amendment No. 1 to Consulting Services Agreement between Kenneth
         Davidson and NANNACO, Inc.(3)

4.17 Amendment No. 1 to Consulting Services Agreement between Mark Triesch and NANNACO, Inc. (3)

4.18     Consulting Services Agreement between Capital Group International, LLLP
         - Western Series and NANNACO, Inc.

5        Opinion of The Otto Law Group PLLC

23.1     Consent of The Otto Law Group, PLLC (contained in exhibit 5)

23.2     Consent of Salberg & Company, CPA



(1) Incorporated by reference to the Form S-8 filed by NANNACO, Inc. on November 21, 2003
(2) Incorporated by reference to the Form S-8 filed by NANNACO, Inc. on January 13, 2004
(3) Incorporated by reference to the Form S-8 filed by NANNACO, Inc. on March 2, 2004


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